Exhibit 10.7

TRICIDA, INC.

EXECUTIVE SEVERANCE BENEFIT PLAN

(as amended and restated on             , 2018)

Section 1. Introduction

The Tricida, Inc. Executive Severance Benefit Plan (the “Plan”) was established effective March 31, 2014 and amended and restated on             , 2018. The purpose of the Plan is to provide for the payment of severance benefits to certain executive employees of Tricida, Inc. (the “Company”) upon the termination of their employment under specified circumstances. This Plan shall supersede any executive severance benefit plan, policy or practice previously maintained by the Company for any Executive (as defined in Section 2(a)(1) below). This Plan document is also the Summary Plan Description for the Plan.

Section 2. Eligibility For Benefits

(a) General Rules. Subject to the requirements set forth herein, the Company will grant severance benefits under the Plan to Executives.

(1) Definition of “Executive.” For purposes of this Plan, Executives shall be those employees of the Company who are selected and approved for participation in the Plan by the Company’s Board of Directors (the “Board”) as provided in Appendix A hereto, as amended from time to time. The determination of whether an employee is an Executive, and the amount of the applicable multipliers (as listed on Appendix A) shall be made by the Board, in its sole discretion, and such determination shall be binding and conclusive on all persons. If an employee who is deemed an Executive by the Board has an individually negotiated employment agreement with the Company providing for severance benefits that is in effect on his or her termination date, the provisions of that agreement relating to severance benefits shall be superseded by the terms of this Plan; provided, however, that all other remaining provisions of such agreement shall remain in effect; provided, further, that benefits shall be paid at the same time and form as provided under the individually negotiated employment agreement, to the extent required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)

(2) Release of Claims. To be eligible to receive benefits under the Plan, an Executive must execute a general waiver and release in substantially the form attached hereto as Exhibit A, Exhibit B, or Exhibit C, as appropriate, within the time provided by the Company, and such release must become effective in accordance with its terms. The Company, in its sole discretion, may modify the form of the required release to comply with applicable law and shall determine the form of the required release, which may be incorporated into a termination agreement or other agreement with the Executive. The Executive will not receive any of the severance benefits provided for under this Plan unless and until the release is timely executed and becomes effective in accordance with its terms (the date on which the release becomes effective, the “Release Date”, which date may in no event be later than sixty (60) days following the Executive’s termination). Any severance benefits owed to the Executive through the Release Date will be paid in a lump sum on the Release Date, with the balance of the severance payments and benefits commencing thereafter in accordance with the original payment schedules set forth in this Plan.

(3) Return of Property/Compliance with Proprietary Information and Inventions Agreement. To be eligible to receive benefits under the Plan, an Executive must: (a) immediately return all Company property which he or she has had in his or her possession at any time, including but not limited to any materials which contain or embody any proprietary or confidential information of the Company and any computers, mobile telephones or other physical property and (b) comply with any continuing obligations under Executive’s Proprietary Information and Inventions Agreement.

(b) Exceptions to Benefit Entitlement. An employee, including an employee who otherwise is an Executive, will not receive benefits under the Plan if the employee is terminated for Cause (as defined herein), if the employee resigns without Good Reason (as defined herein), or if the employee’s employment is terminated as a result of the employee’s death or disability, in each case as determined by the Company in its sole discretion.

Section 3. Amount Of Benefit.

(a) Termination without Cause or Resignation for Good Reason. If the Company terminates an Executive’s employment without Cause (as defined herein), or the Executive resigns for Good Reason (as defined herein) other than pursuant to Section 3(b) below and provided such termination or resignation constitutes a “Separation from Service” (as defined under Treasury Regulations Section 1.409A-1(h), the Company shall provide the Executive with the following severance benefits:

(1) A cash severance benefit in an amount equal to the number of months of the Executive’s Monthly Base Salary (as defined herein) set forth on Appendix A (the “Severance Multiplier”), which amount shall be paid out over the number of months following the Executive’s termination equal to the Severance Multiplier in equal installments according to the Company’s regular payroll schedule, provided that any severance benefits owed to the Executive through the Release Date will be paid in a lump sum on the Release Date, with the balance of the severance benefits commencing thereafter in accordance with the original payment schedules set forth in this Plan; and

(2) If the Executive was enrolled in a group health plan (i.e., medical, dental, or vision plan) sponsored by the Company or an affiliate of the Company immediately prior to the date of termination, the Executive may be eligible to continue coverage under such group health plan (or to convert to an individual policy) at the time of the Executive’s termination of employment under the Consolidated Omnibus Budget Reconciliation Act of 1985 (together with any state law of similar effect, “COBRA”). The Company will notify the Executive of any such right to continue such coverage at the time of termination pursuant to COBRA. No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company’s payment, if any, of applicable insurance premiums will be credited as payment by the Executive for purposes of the Executive’s payment required under COBRA. Therefore, the period during which an Executive may elect to continue the Company’s or its affiliate’s group health plan coverage at his or her expense under COBRA, the length of time during which COBRA coverage will be made available to the Executive, and all other rights and obligations of the Executive under COBRA (except the obligation to pay insurance premiums that the Company pays, if any) will be applied in the same manner that such rules would apply in the absence of this Plan. If the Executive is eligible for and timely elects continued coverage under COBRA, the Company shall pay the full amount of the COBRA premiums (the “Company COBRA Payment”) for the continued coverage under the Company’s group health plans of the Executive and the Executive’s then-eligible dependents, for that number of months following the Executive’s termination equal to the Severance Multiplier or such lesser number of months until the Executive and his eligible dependents cease to be eligible for continued coverage under COBRA (the “COBRA Payment Period”). The Executive shall be required to notify the Company immediately if the Executive becomes eligible under a group health plan of a subsequent employer. Upon the conclusion of the COBRA Payment Period, the Executive will be responsible for the timely payment of the full amount of premiums required under COBRA for the duration of the COBRA period. For purposes hereof, any applicable insurance premiums that are paid by the Company shall not include any amounts payable by the Executive under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Executive.

Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that it cannot pay the Company COBRA Payment without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then regardless of whether Executive elects continued health coverage under COBRA, and in lieu of providing the Company COBRA Payment, the Company will instead pay Executive on the last day of each remaining month of the COBRA Payment Period, a fully taxable cash payment equal to the Company COBRA Payment for that month, subject to applicable tax withholdings (such amount, the “Special Severance Payment”), which payments shall continue until the earlier of expiration of the COBRA Payment Period or the date when Executive becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment.

On the Release Date, the Company will make the first payment under this clause (and, in the case of the Special Severance Payment, such payment will be to Executive, in a lump sum) equal to the aggregate amount of payments that the Company would have paid through such date had such payments commenced on the date of Executive’s termination through the Release Date, with the balance of the payments paid thereafter on the schedule described above.

(b) Termination without Cause or Resignation for Good Reason Following or Just Prior to a Change in Control. If the Company terminates an Executive’s employment without Cause, or the Executive resigns for Good Reason, at any time within three months before or fifteen months following the effective date of a Change in Control (as defined herein), and provided such termination or resignation constitutes a Separation from Service, the Company shall provide the Executive with the following severance benefits:

(1) The Executive shall be entitled to the benefits set forth in Section 3(a) (to the extent not already entitled to such benefits due to the Executive’s Separation from Service within the three months prior to the Change in Control) but with the Severance Multiplier based on the “CIC Severance Multiplier” set forth on Appendix A; provided, however, that if the Executive is already entitled to severance benefits due to the Executive’s Separation from Service within the three months prior to the Change in Control, the additional severance benefits for the months preceding the Change in Control shall be paid in a lump sum within thirty (30) days after the date the Change in Control is consummated or, if later, on the Release Date; and

(2) The vesting (including, in the case of shares purchased pursuant to any Restricted Stock Purchase Agreement (a “Purchase Agreement”) with the Company, the lapse of any applicable Repurchase Option (as defined in such Purchase Agreement)) (and, in the case of stock options, exercisability) of each then outstanding and unvested equity award covering the Company’s common stock (or new capital stock or other property received in exchange for such common stock in connection with a Change in Control, if applicable) held by the Executive shall be accelerated as provided on Appendix A (the “Acceleration Multiplier”), with such acceleration effective as of the date of Separation from Service.

In order to give effect to the intent of the foregoing provision, notwithstanding anything to the contrary set forth in Executive’s equity award agreements or the applicable equity incentive plan under which such equity award was granted that provides that any then unvested portion of such stock award will immediately expire upon Executive’s termination of service, no unvested portion of Executive’s equity award shall terminate any earlier than three months following Executive’s termination of employment without Cause or resignation for Good Reason that occurs prior to a Change in Control. Notwithstanding anything to the contrary set forth herein, Executive’s equity awards shall remain subject to earlier termination pursuant to the other terms of such equity awards.

(3) The Company shall pay the Executive an additional cash severance benefit in an amount equal to the Executive’s target annual bonus award for the year of Executive’s Separation from Service, pro-rated based on the number of months (including partial months) of Executive’s service in the year of termination, but only if, as of the date of the Executive’s Separation from Service, the Company and the Executive were “on target” to achieve all applicable performance goals for such annual bonus, as determined by the Board in its sole discretion. This amount, if any, shall be paid in a single lump sum payment on the first regular payroll date following the date of the Executive’s Separation from Service, except as otherwise set forth in Section (2)(a)(2) above.

(c) Definitions.

(1) For purposes of calculating Plan benefits, “Monthly Base Salary” shall mean the Executive’s monthly base pay (excluding incentive pay, premium pay, commissions, overtime, bonuses and other forms of variable compensation), at the rate in effect during the last regularly scheduled payroll period immediately preceding the Executive’s termination date or the date on which the event giving rise to Good Reason occurred (whichever is greater).

(2) For purposes of this Plan, “Cause” shall mean the occurrence of any of the following events, as determined by the Board or a committee designated by the Board, in its sole discretion: (1) Executive’s conviction of any felony or any crime involving moral turpitude or dishonesty, (2) Executive’s participation in a fraud or act of dishonesty against the Company, (3) Executive’s willful and material breach of Executive’s duties that has not been cured within 30 days after written notice from the Company officer to whom the Executive reports (or the Board if Executive reports to the Board), (4) Executive’s intentional and material damage to the Company’s property, (5) Executive’s material breach of any agreement between the Executive and the Company, including Executive’s Employee Proprietary Information and Inventions Assignment Agreement, or (6) Executive’s repeated failure to satisfactorily perform Executive’s job duties. The determination whether a termination is for “Cause” under the foregoing definition shall be made by the Company in its sole discretion.

(3) For purposes of the Plan, a “Change in Control” shall mean (A) a sale or other disposition of all or substantially all (as determined by the Board of Directors in its sole discretion) of the assets of the Company; or (B) a merger, consolidation or similar transaction in which the Company is not the surviving corporation (other than a transaction in which stockholders immediately before the transaction have, immediately after the transaction, at least a majority of the voting power of the surviving corporation); or (C) the consummation of a merger, consolidation or similar transaction in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the transaction are converted by virtue of the transaction into other property, whether in the form of securities, cash or otherwise (other than a transaction in which stockholders immediately before the transaction have, immediately after the transaction, at least a majority of the voting power of the surviving corporation); or (D) any transaction or series of related transactions in which in excess of 50% of the Company’s voting power is transferred, other than the sale by the Company of stock in transactions the primary purpose of which is to raise capital for the Company’s operations and activities.

(4) For purposes of this Plan, “Good Reason” shall mean any of the following actions taken without Cause by the Company or a successor corporation or entity without Executive’s consent: (A) material reduction of Executive’s base salary, provided, however, that a material reduction in the Executive’s base salary pursuant to a salary reduction program affecting all or substantially all similarly situated employees of the Company and that does not adversely affect the Executive to a greater extent than other similarly situated employees shall not constitute Good Reason; (B) material reduction in Executive’s authority, duties or responsibilities, provided, however, that a change in job position (including a change in title) shall not be deemed a “material reduction” unless Executive’s new authority, duties or responsibilities are materially reduced from the prior authority, duties or responsibilities; (C) failure or refusal of a successor to the Company to materially assume the Company’s obligations under this Plan in the event of a Change in Control as defined above; or (D) relocation of Executive’s principal place of employment that results in an increase in Executive’s one-way driving distance by more than 50 miles from Executive’s then current principal residence. In order to resign for Good Reason, the Executive must provide written notice of the event giving rise to Good Reason to the Board within 90 days after the condition arises, allow the Company 30 days to cure such condition, and if the Company fails to cure the condition within such period, the Executive’s resignation from all positions he or she then holds with the Company must be effective not later than 90 days after the end of the Company’s cure period.

(d) Other Employee Benefits. All other benefits (such as life insurance, disability coverage, and 401(k) plan coverage) terminate as of the Executive’s termination date (except as otherwise provided in such benefit plans or to the extent that a conversion privilege may be available thereunder).

(e) Certain Reductions. The Company shall reduce an Executive’s severance benefits under this Plan, in whole or in part, by any other severance benefits, pay and benefits provided during a period following written notice of a plant closing or mass layoff, pay and benefits in lieu of such notice, or other similar benefits payable to the Executive by the Company in connection with the Executive’s termination of employment pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act or any other similar state law (the “WARN Act”), (ii) any severance plan, policy or practice or any individually negotiated employment contract or agreement or any other written employment or severance agreement with the Company, in each case, as is in effect on Executive’s termination date, or (iii) any Company policy or practice providing for the Executive to remain on the payroll, including without being on active service, for a limited period of time after being given notice of the termination of the Executive’s employment, and the Plan Administrator shall so construe and implement the terms of the Plan. Any such reductions that the Company determines to make pursuant to this Section 3(e) shall be made such that any benefit under the Plan shall be reduced solely by any similar type of benefit under such legal requirement, agreement, policy or practice (i.e., any cash severance benefits under the Plan shall be reduced solely by any cash payments or severance benefits under such legal requirement, agreement, policy or practice, and any continued insurance benefits under the Plan shall be reduced solely by any continued insurance benefits under such legal requirement, agreement, policy or practice). The Company’s decision to apply such reductions to the severance benefits of one Executive and the amount of such reductions shall in no way obligate the Company to apply the same reductions in the same amounts to the severance benefits of any other Executive, even if similarly situated. In the Company’s sole discretion, such reductions may be applied on a retroactive basis, with severance benefits previously paid being re-characterized as payments pursuant to the Company’s statutory obligation.

Section 4. Limitations On Payments.

(a) Taxes and Offsets. All payments under the Plan will be subject to applicable withholding for federal, state and local taxes. If an Executive is indebted to the Company at his or her termination date, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness.

(b) Best After Tax. If any payment or benefit Executive would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments and/or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: reduction of current cash payments; reduction of deferred cash payments subject to Code Section 409A; cancellation of accelerated vesting of stock options; cancellation of accelerated vesting of stock awards other than stock options; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of Executive’s stock awards.

The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change of Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group affecting the Change of Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and Executive within 15 calendar days after the date on which Executive’s right to a Payment is triggered (if requested at that time by the Company or Executive) or such other time as requested by the Company or Executive. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, it shall furnish the Company and Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Executive.

(c) Code Section 409(A). All severance benefits provided under the Plan are intended to satisfy the requirements for an exemption from application of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) to the maximum extent that an exemption is available and any ambiguities herein shall be interpreted accordingly.

Notwithstanding anything to the contrary set forth herein, any payments and benefits provided under the Plan that constitute “deferred compensation” within the meaning of Section 409A shall not commence in connection with an Executive’s termination of employment unless and until the Executive has also incurred a Separation from Service, unless the Company reasonably determines that such amounts may be provided to the Executive without causing the Executive to incur the adverse personal tax consequences under Section 409A.

It is intended that (i) each installment of any benefits payable under the Plan to an Executive be regarded as a separate “payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2)(i), (ii) all payments of any such benefits under the Plan satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9). However, if the

Company determines that any such benefits payable under the Plan constitute “deferred compensation” under Section 409A and the Executive is a “specified employee” of the Company, as such term is defined in Section 409A(a)(2)(B)(i), then, solely to the extent necessary to avoid the imposition of the adverse personal tax consequences under Section 409A, (A) the timing of such benefit payments shall be delayed until the earlier of (1) the date that is six (6) months and one (1) day after the Executive’s Separation from Service and (2) the date of the Executive’s death (such applicable date, the “Delayed Initial Payment Date”), and (B) the Company shall (1) pay the Executive a lump sum amount equal to the sum of the benefit payments that the Executive would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the benefits had not been delayed pursuant to this paragraph and (2) commence paying the balance, if any, of the benefits in accordance with the applicable payment schedule.

In no event shall payment of any benefits under the Plan be made prior to an Executive’s termination date or prior to the Release Date. If the Company determines that any payments or benefits provided under the Plan constitute “deferred compensation” under Section 409A, and the Executive’s Separation from Service occurs at a time during the calendar year when the Release could become effective in the calendar year following the calendar year in which the Executive’s Separation from Service occurs, then regardless of when the Release is returned to the Company and becomes effective, the Release will not be deemed effective any earlier than the latest permitted effective date for the Release (the “Release Deadline”). If the Company determines that any payments or benefits provided under the Plan constitute “deferred compensation” under Section 409A, then except to the extent that payments may be delayed until the Delayed Initial Payment Date pursuant to the preceding paragraph, on the first regular payroll date following the Release Date, the Company shall (1) pay the Executive a lump sum amount equal to the sum of the benefit payments that the Executive would otherwise have received through such payroll date but for the delay in payment related to the effectiveness of the Release and (2) commence paying the balance, if any, of the benefits in accordance with the applicable payment schedule.

Section 5. Reemployment.

In the event of an Executive’s reemployment by the Company during the period of time in respect of which Plan Payments have been paid, the Company, in its sole discretion, may require such Executive to repay to the Company all or a portion of such Plan Payments as a condition of reemployment.

Section 6. Right To Interpret Plan; Amendment And Termination.

(a) Exclusive Discretion. The Plan Administrator (set forth in Section 11(d)) shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons. Upon and after the closing of a Change of Control, the Plan will be interpreted and administered in good faith by one or more members of the Board or other persons or entities designated by the Board prior to or in connection with such Change of Control (the “Representative”) who shall be the Plan Administrator during such period. All actions taken by the Representative in interpreting the terms of the Plan and administering the Plan upon and after the Change of Control will be final and binding on all Executives. Any references in this Plan to the “Board” or “Plan Administrator” with respect to periods following the closing of a Change of Control shall mean the Representative.

(b) Amendment or Termination. The Plan Administrator reserves the right to amend or terminate this Plan (including Appendix A) or the benefits provided hereunder at any time prior to a Change of Control; provided, however, that no such amendment or termination shall affect the right to any unpaid benefit of any Executive whose termination date has occurred prior to amendment or termination of the Plan. Any purported amendment or termination of this Plan (and the exhibits and appendices hereto) upon or following a Change of Control will not be effective as to any Executive who has not consented, in writing, to such amendment or termination. Any action amending or terminating the Plan shall be in writing and executed by the Chief Executive Officer or Chief Financial Officer of the Company.

Section 7. No Implied Employment Contract.

The Plan shall not be deemed to (i) give any employee or other person any right to be retained in the employ of the Company or (ii) interfere with the right of the Company to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

Section 8. Legal Construction.

This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”) and, to the extent not preempted by ERISA, the laws of the State of California.

Section 9. Claims, Inquiries And Appeals.

(a) Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative).

(b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(1) the specific reason or reasons for the denial;

(2) references to the specific Plan provisions upon which the denial is based;

(3) a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(4) an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under section 502(a) of ERISA following a denial on review of the claim, as described in Section 9(d) below.

This notice of denial will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c) Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review shall be in writing and shall be addressed to the Plan Administrator.

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the Applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d) Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(1) the specific reason or reasons for the denial;

(2) references to the specific Plan provisions upon which the denial is based;

(3) a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(4) a statement of the applicant’s right to bring a civil action under section 502(a) of ERISA.

(e) Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f) Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 9(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 9(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to an applicant’s claim or appeal within the relevant time limits specified in this Section 9, the applicant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

Section 10. Basis Of Payments To And From Plan.

The Plan shall be unfunded, and all cash payments under the Plan shall be paid only from the general assets of the Company.

Section 11. Other Plan Information.

(a) The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 46-3372526. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 510.

(b) Ending Date for Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.

(c) Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is the Plan Administrator. In addition, service of legal process may be made upon the Plan Administrator.

(d) Plan Sponsor and Administrator. The “Plan Sponsor” and the “Plan Administrator” of the Plan is:

Tricida, Inc.

Board of Directors

1430 O’Brien Drive, Suite F

Menlo Park, CA 94025

The Plan Sponsor’s and Plan Administrator’s telephone number is 415.429.7800. The Plan Administrator is the named fiduciary charged with responsibility for administering the Plan. Following closing of a Change of Control, the Plan Administrator is the Representative.

Section 12. Statement Of ERISA Rights.

Participants in this Plan (which is a welfare benefit plan sponsored by Tricida, Inc.) are entitled to certain rights and protections under ERISA. If you are an Executive, you are considered a participant in the Plan and, under ERISA, you are entitled to:

(a) Receive Information About Your Plan and Benefits

(1) Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(2) Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Administrator may make a reasonable charge for copies; and

(3) Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

(b) Prudent Actions by Plan Fiduciaries. In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

(c) Enforce Your Rights. If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.

If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

(d) Assistance With Your Questions. If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Section 13. General Provisions.

(a) Notices. Any notice, demand or request required or permitted to be given by either the Company or an Executive pursuant to the terms of this Plan shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail with postage prepaid, and addressed to the parties, in the case of the Company, at the address set forth in Section 11(d) and, in the case of an Executive, at the address as set forth in the Company’s employment file maintained for the Participant as previously furnished by the Participant or such other address as a party may request by notifying the other in writing.

(b) Transfer and Assignment. The rights and obligations of an Executive under this Plan may not be transferred or assigned without the prior written consent of the Company. This Plan shall be binding upon any person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person or entity actively assumes the obligations hereunder.

(c) Waiver. Any party’s failure to enforce any provision or provisions of this Plan shall not in any way be construed as a waiver of any such provision or provisions; nor prevent any party from thereafter enforcing each and every other provision of this Plan. The rights granted the parties herein are cumulative and shall not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

(d) Severability. Should any provision of this Plan (including any appendices hereto) be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

(e) Section Headings. Section headings in this Plan are included for convenience of reference only and shall not be considered part of this Plan for any other purpose.

(f) Entire Agreement. The Plan sets forth all of the agreements and understandings between the Company and Executives with respect to the subject matter hereof, and supersedes and terminates all prior agreements and understandings between the Company and Executives with respect to the subject matter hereof.

Section 14. Circular 230 Disclaimer.

THE FOLLOWING DISCLAIMER IS PROVIDED IN ACCORDANCE WITH THE INTERNAL REVENUE SERVICE’S CIRCULAR 230 (31 CFR PART 10). ANY ADVICE IN THIS PLAN IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY YOU FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED ON YOU. ANY ADVICE IN THIS PLAN WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF PARTICIPATION IN· THE COMPANY’S SEVERANCE BENEFIT PLAN. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Section 15. Execution.

To record the adoption of the Plan as set forth herein, amended and restated effective as of             , 2018, the Company has caused its duly authorized officer to execute the same as of             , 2018.

TRICIDA, INC.

By:
Gerrit Klaerner| Chief Executive Officer and President

EXHIBIT A

RELEASE AGREEMENT|

FOR EXECUTIVES AGE 40+

I understand and agree completely to the terms set forth in the Tricida, Inc. Executive Severance Benefit Plan (the “Plan”).

In consideration for the benefits provided to me under the Plan, which I am not otherwise entitled to receive, except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates and assigns, and their parents, subsidiaries, successors, predecessors and affiliates, and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, current and former, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, penalties, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), the California Fair Employment and Housing Act (as amended), the California Labor Code, and any other state or local fair employment practice laws and regulations .

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law. In addition, I understand that nothing in this Agreement prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the California Department of Fair Employment and Housing, or any other government agency, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release.

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I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA (and, if I am 40 years of age or older upon execution of this release and waiver, as required by the Older Workers Benefit Protection Act), that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have twenty-one (21) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) this Release shall not be effective until the date upon which the revocation period has expired unexercised, which shall be the eighth day after I sign this Release.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act (if applicable), the California Family Rights Act (if applicable), or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge my continuing obligations under my Proprietary Information and Inventions Agreement dated as of [DATE]. Pursuant to the Proprietary Information and Inventions Agreement I understand that among other things, I must not use or disclose any confidential or proprietary information of the Company and I must immediately return all Company property and documents (including all embodiments of proprietary information) and all copies thereof in my possession or control. I understand and agree that my right to the severance pay and consideration I am receiving in exchange for my agreement to the terms of this Release is contingent upon my continued compliance with my Proprietary Information and Inventions Agreement.

I understand that this Release, together with the Plan and my Proprietary Information and Inventions Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. This Release may only be modified by a writing signed by both me and a duly authorized officer of the Company. Certain capitalized terms used in this Release are defined in the Plan.

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I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than twenty-one (21) days following the date it is provided to me.

EMPLOYEE

Printed Name:

Signature:

Date:

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EXHIBIT B

RELEASE AGREEMENT

FOR EXECUTIVES AGE 40+/GROUP TERMINATION

I understand and agree completely to the terms set forth in the Tricida, Inc. Executive Severance Benefit Plan (the “Plan”).

In consideration for the benefits provided to me under the Plan, which I am not otherwise entitled to receive, except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates assigns, and their parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, current and former, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, penalties or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), the California Fair Employment and Housing Act (as amended), the California Labor Code, and any other state or local fair employment practice laws and regulations..

Notwithstanding the foregoing; I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a patty; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law. In addition, I understand that nothing in this Agreement prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the California Department of Fair Employment and Housing, or any other government agency, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release.

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I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA (and, if I am 40 years of age or older upon execution of this release and waiver, as required by the Older Workers Benefit Protection Act), that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have forty-five (45) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an office of the Company; (e) this Release shall not be effective until the date upon which the revocation period has expired unexercised, which shall be the eighth day after I sign this Release; and (f) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the job title and ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act (if applicable), the California Family Rights Act (if applicable), or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge my continuing obligations under my Proprietary Information and Inventions Agreement dated as of [DATE]. Pursuant to the Proprietary Information and Inventions Agreement I understand that among other things, I must not use or disclose any confidential or proprietary information of the Company and I must immediately return all Company property and documents (including all embodiments of proprietary information) and all copies thereof in my possession or control. I understand and agree that my right to the severance pay and consideration I am receiving in exchange for my agreement to the terms of this Release is contingent upon my continued compliance with my Proprietary Information and Inventions Agreement.

I understand that this Release, together with the Plan and my Proprietary Information and Inventions Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. This Release may only be modified by a writing signed by both me and a duly authorized officer of the Company. Certain capitalized terms used in this Release are defined in the Plan.

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I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than forty-five (45) days following the date it is provided to me.

EMPLOYEE

Printed Name:

Signature:

Date:

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EXHIBIT C

RELEASE AGREEMENT

FOR EXECUTIVES UNDER AGE 40

I understand and agree completely to the terms set forth in the Tricida, Inc. Executive Severance Benefit Plan (the “Plan”).

In consideration for the benefits provided to me under the Plan, which I am not otherwise entitled to receive, except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates and assigns, and their parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, current and former, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), , the federal Employee Retirement Income Security Act of 1974 (as amended), the California Fair Employment and Housing Act (as amended), the California Labor Code, and any other state or local fair employment practices laws and regulations.

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law. In addition, I understand that nothing in this Agreement prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the California Department of Fair Employment and Housing, or any other government agency, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release.

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I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act (if applicable), the California Family Rights Act (if applicable), or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge my continuing obligations under my Proprietary Information and Inventions Agreement dated as of [DATE]. Pursuant to the Proprietary Information and Inventions Agreement I understand that among other things, I must not use or disclose any confidential or proprietary information of the Company and I must immediately return all Company property and documents (including all embodiments of proprietary information) and all copies thereof in my possession or control. I understand and agree that my right to the severance pay and consideration I am receiving in exchange for my agreement to the terms of this Release is contingent upon my continued compliance with my Proprietary Information and Inventions Agreement.

I understand that this Release, together with the Plan and my Proprietary Information and Inventions Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. This Release may only be modified by a writing signed by both me and a duly authorized officer of the Company. Certain capitalized terms used in this

Release are defined in the Plan.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than fourteen (14) days following the date it is provided to me.

EMPLOYEE

Printed Name:

Signature:

Date:

2

TRICIDA, INC.

EXECUTIVE SEVERANCE BENEFIT PLAN

APPENDIX A

The Company’s Board of Directors has deemed the following executive employees to be eligible for severance benefits under the Tricida, Inc. Executive Severance Benefit Plan (“Executives”). The Board has further determined that, unless otherwise expressly provided in an employment agreement, future hires of the Company will be eligible for severance benefits according to their title as set forth in the table below.

Title	Severance Multiplier (Section 3(a))	CIC Severance Multiplier (Section 3(b))	Acceleration Multiplier (Section 3(b)(2))
CEO & President	12	18	100%
Senior Vice President	9	12	100%
Vice President	6	9	100%

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